UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2009

Date of Report

(Date of Earliest Event Reported)

WIZZARD SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

COLORADO	87-0609860
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5001 Baum Boulevard

Pittsburgh, Pennsylvania 15213

(Address of Principal Executive Offices)

(412) 621-0902

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Effective as of June 19, 2009, Wizzard Software Corporation, a Colorado corporation (the “Company”), executed a Waiver Agreement (the “Waiver Agreement”) with Alpha Capital Anstalt; Mill City Ventures, LP; and Isle Capital, LLC (collectively, the “Holders”), who hold the Company’s Secured Notes in the aggregate principal amount of $1 million (the “Notes”).  Each of the Holders purchased its Note pursuant to a Subscription Agreement dated December 2, 2008.

Under the Waiver Agreement, each of the Holders agreed to waive the pre-payment provision set forth in Section 2.2 of the Notes with respect to the Company’s sale of up to 10,000,000 shares of common stock in a registered direct offering pursuant to the Company’s Registration Statement No. 333-158996 (the “Contemplated Transaction”), provided that all offers and sale under the Contemplated Transaction occur on or before October 17, 2009.  Section 2.2 of the Notes provides, in pertinent part, that:

Seventy-five percent (75%) of the Principal Amount and all other sums due under and in connection with this Note and the Transaction Documents shall be immediately due and payable out of the net proceeds from the sale and issuance by the Borrower and/or a Subsidiary of Borrower of Debt and/or Equity in excess of $200,000 in a single or series of offerings of such debt and/or equity.

Each of the Holders further agreed to waive both its notice right and its right of first refusal under Section 10 of the Subscription Agreement with respect to the Contemplated Transaction, provided that all offers and sales thereunder occur on or before October 17, 2009.  Section 10 of the Subscription Agreement provides in pertinent part:

Until the Notes are no longer outstanding, the Subscribers shall be given not less than ten business days prior written notice of any proposed sale by the Company of its Common Stock or other securities or equity linked debt obligations . . . .  The Subscribers who exercise their rights pursuant to this Section 10 shall have the right during the five business days following receipt of the notice to purchase for cash or by using the outstanding balance including principal, interest, liquidated damages and any other amount then owing to such Subscriber by the Company, such offered Common Stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale.

                Item 9.01  Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

None; not applicable.

(b)  Pro forma financial information.

None; not applicable.

(c)  Shell company transactions.

None; not applicable.

(d)  Exhibits.

Exhibit No.

Description

10.1

Waiver Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZZARD SOFTWARE CORPORATION,

a Colorado corporation

Dated:   6/19/2009

By /s/ Christopher J. Spencer

Christopher J. Spencer, President